The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, underlier supplement and prospectus are not an offer to sell nor does it seek these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
PRELIMINARY PRICING SUPPLEMENT
Subject to Completion, dated March 30, 2026
Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-283969
(To Product Supplement MLN-WF-2 dated March 27, 2026,
Underlier Supplement dated February 26, 2025
and Prospectus dated February 26, 2025)

The Toronto-Dominion Bank Senior Debt Securities, Series H ETF Linked Notes

Market Linked Notes— Upside Participation to a Cap and Principal Return at Maturity
Notes Linked to the Lowest Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the State Street® SPDR® S&P MIDCAP 400® ETF Trust due April 4, 2030

■        Linked to the lowest performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF  and the State Street® SPDR® S&P MIDCAP 400® ETF Trust (each referred to as a “Fund”)
■       Unlike ordinary debt securities, the notes do not pay interest. Instead, the notes provide for a maturity payment amount that may be greater than or equal to the principal amount of the notes, depending on the performance of the lowest performing Fund from its starting price to its ending price. The lowest performing Fund is the Fund that has the lowest fund return, calculated for each Fund as the percentage change from its starting price to its ending price on the calculation day. The maturity payment amount will reflect the following terms:
■          If the ending price of the lowest performing Fund is greater than its starting price, you will receive the principal amount plus a positive return equal to 100% of the percentage increase in the price of the lowest performing Fund from its starting price, subject to a maximum return at maturity of at least 54.10% (to be determined on the pricing date) of the principal amount. As a result of the maximum return, the maximum maturity payment amount will be at least $1,541.00
■          If the ending price of the lowest performing Fund remains unchanged or decreases, you will receive the principal amount but you will not receive any positive return on your investment
■        Repayment of the principal amount at maturity regardless of the performance of the lowest performing Fund (subject to the credit risk of The Toronto-Dominion Bank (the “Bank”))
■     Your return on the notes will depend solely on the performance of the lowest performing Fund. You will not benefit in any way from the performance of a better performing Fund. Therefore, you will be adversely affected if any Fund performs poorly, even if another Fund performs favorably
■        All payments on the notes are subject to the credit risk of the Bank
■        No periodic interest payments or dividends
■        No exchange listing; designed to be held to maturity

The estimated value of the notes at the time the terms of your notes are set on the pricing date is expected to be between $905.00 and $940.00 per note, as discussed further under “Selected Risk Considerations— Risks Relating To The Estimated Value Of The Notes And Any Secondary Market” beginning on page P-9 and “Estimated Value of the Notes” herein. The estimated value is expected to be less than the original offering price of the notes.
The notes have complex features and investing in the notes involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page P-8 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement and on page 1 of the accompanying prospectus.
The notes are senior unsecured debt obligations of the Bank, and, accordingly, all payments are subject to credit risk. The notes are not insured by the Canada Deposit Insurance Corporation pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other governmental agency of Canada, the United States or any other jurisdiction.
Neither the U.S. Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these notes or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, underlier supplement and prospectus. Any representation to the contrary is a criminal offense.
	Original Offering Price	Agent Discount(1)	Proceeds to The Toronto-Dominion Bank
Per Security	$1,000.00	Up to $38.25	At least $961.75
Total
(1)
The Agents may receive a commission of up to $38.25 (3.825%) per note and may use a portion of that commission to allow selling concessions to other dealers in connection with the distribution of the notes, or will offer the notes directly to investors. The Agents may resell the notes to other securities dealers at the original offering price less a concession not in excess of $27.50 (2.75%) per note. Such securities dealers may include Wells Fargo Advisors (“WFA”, the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of Wells Fargo Securities, LLC (“Wells Fargo Securities”). The other dealers may forgo, in their sole discretion, some or all of their selling concessions. In addition to the selling concession allowed to WFA, Wells Fargo Securities may pay $0.75 (0.075%) per note of the agent discount to WFA as a distribution expense fee for each note sold by WFA. The Bank will reimburse TD Securities (USA) LLC (“TDS”) for certain expenses in connection with its role in the offer and sale of the notes, and the Bank will pay TDS a fee in connection with its role in the offer and sale of the notes. In respect of certain notes sold in this offering, we may pay a fee of up to $3.00 per note to selected securities dealers in consideration for marketing and other services in connection with the distribution of the notes to other securities dealers. See “Terms of the Notes—Agents” herein and “Supplemental Plan of Distribution (Conflicts of Interest) –Selling Restrictions” in the accompanying product supplement.

TD Securities (USA) LLC	Wells Fargo Securities

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity
Notes Linked to the Lowest Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the State Street® SPDR® S&P MIDCAP 400® ETF Trust due April 4, 2030

Terms of the Notes

Issuer:	The Toronto-Dominion Bank (the “Bank”).
Market Measure:	The iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the State Street® SPDR® S&P MIDCAP 400® ETF Trust (each referred to as a “Fund,” and collectively as the “Funds”)
Fund Underlying Index:
With respect to the iShares® MSCI EAFE ETF: the MSCI EAFE® Index
With respect to the iShares® Russell 2000 ETF : the Russell 2000® Index
With respect to the State Street® SPDR® S&P MIDCAP 400® ETF Trust: the S&P MidCap 400® Index™

Pricing Date*:	March 31, 2026.
Issue Date*:	April 6, 2026.
Calculation Day*:	April 1, 2030, subject to postponement.
Stated Maturity Date*:	April 4, 2030, subject to postponement. The notes are not subject to redemption by the Bank or repayment at the option of any holder of the notes prior to the stated maturity date.
Original Offering Price:	$1,000 per note.
Principal Amount:	$1,000 per note. References in this pricing supplement to a “note” are to a note with a principal amount of $1,000.
Maturity Payment Amount:
On the stated maturity date, you will be entitled to receive a cash payment per note in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per note will equal:
•  if the ending price of the lowest performing Fund is greater than its starting price:
$1,000 plus the lesser of:
(i)            $1,000 × fund return of the lowest performing Fund × upside participation rate; and
(ii)            the maximum return; or
•  if the ending price of the lowest performing Fund is less than or equal to its starting price:
$1,000
All payments on the notes are subject to the credit risk of the Bank.

Lowest Performing Fund:	The “lowest performing Fund” will be the Fund with the lowest fund return.
Starting Price:
With respect to the iShares® MSCI EAFE ETF: $ , its fund closing price on the pricing date.
With respect to the iShares® Russell 2000 ETF : $ , its fund closing price on the pricing date.
With respect to the State Street® SPDR® S&P MIDCAP 400® ETF Trust: $ , its fund closing price on the pricing date.

Fund Closing Price:
With respect to each Fund, its fund closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Notes—Certain Terms for Notes Linked to a Fund—Certain Definitions” in the accompanying product supplement.

Ending Price:	The “ending price” of a Fund will be its fund closing price on the calculation day.
Maximum Return:
The “maximum return” will be determined on the pricing date and will be at least 54.10% of the principal amount per note (at least $541.00 per note). As a result of the maximum return, the maximum maturity payment amount will be at least $1,541.00 per note.

Upside Participation Rate:	100%
Fund Return:	With respect to a Fund, its “fund return” is the percentage change from its starting price to its ending price, measured as follows: ending price – starting price starting price
Market Disruption Events and Postponement Provisions:
The calculation day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the calculation day is postponed and will be adjusted for non-business days.
For more information regarding adjustments to the calculation day and the stated maturity date, see “General Terms of the Notes—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Notes Linked to

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity
Notes Linked to the Lowest Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the State Street® SPDR® S&P MIDCAP 400® ETF Trust due April 4, 2030

Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, the stated maturity date is a “payment date”. In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Notes—Certain Terms for Notes Linked to a Fund—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	The Bank
U.S. Tax Treatment:
By purchasing the notes, you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to treat the notes, for U.S. federal income tax purposes, as contingent payment debt instruments (“CPDI”) subject to taxation under the “noncontingent bond method”. Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that the notes should be treated in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the notes, it is possible that your notes could alternatively be treated for tax purposes as a single contingent payment debt instrument or pursuant to some other characterization, such that the timing and character of your income from the notes could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences” herein and in the product supplement.

Canadian Tax Treatment:	Please see the discussion herein under “Canadian Taxation” for information concerning the Canadian tax implications of an investment in the notes.
Agents:
TD Securities (USA) LLC and Wells Fargo Securities, LLC
The Agents may receive a commission of up to $38.25 (3.825%) per note and may use a portion of that commission to allow selling concessions to other dealers in connection with the distribution of the notes, or will offer the notes directly to investors. The Agents may resell the notes to other securities dealers at the original offering price less a concession not in excess of $27.50 (2.75%) per note. Such securities dealers may include WFA. In addition to the selling concession allowed to WFA, Wells Fargo Securities may pay $0.75 (0.075%) per note of the agent discount to WFA as a distribution expense fee for each note sold by WFA.
In addition, in respect of certain notes sold in this offering, we may pay a fee of up to $3.00 per note to selected securities dealers in consideration for marketing and other services in connection with the distribution of the notes to other securities dealers. We or one of our affiliates will also pay a fee to iCapital Markets LLC, who is acting as a dealer in connection with the distribution of the notes.
The price at which you purchase the notes includes costs that the Bank, the Agents or their respective affiliates expect to incur and profits that the Bank, the Agents or their respective affiliates expect to realize in connection with hedging activities related to the notes, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the notes. As a result, you may experience an immediate and substantial decline in the market value of your notes on the pricing date. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Notes And Any Secondary Market — The Agent Discount, Offering Expenses And Certain Hedging Costs Are Likely To Adversely Affect Secondary Market Prices” in this pricing supplement.

Listing:	The notes will not be listed 0r displayed on any securities exchange or electronic communications network
Canadian Bail-in:	The notes are not bail-inable debt securities under the CDIC Act
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	89115LP44 / US89115LP443
*
To the extent that we make any change to the expected pricing date or expected issue date, the calculation day and stated maturity date may also be changed in our discretion to ensure that the term of the notes remains the same.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity
Notes Linked to the Lowest Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the State Street® SPDR® S&P MIDCAP 400® ETF Trust due April 4, 2030

Additional Information about the Issuer and the Notes
You should read this pricing supplement together with product supplement MLN-WF-2 dated March 27, 2026, the underlier supplement dated February 26, 2025 and the prospectus dated February 26, 2025 for additional information about the notes. Information included in this pricing supplement supersedes information in the product supplement, underlier supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, underlier supplement or prospectus. In the event of any conflict, the following hierarchy will govern: first, this pricing supplement; second, the product supplement; third, the underlier supplement; and last, the prospectus. The notes may vary from the terms described in the accompanying product supplement, underlier supplement and prospectus in several important ways. You should read this pricing supplement, including the documents incorporated herein, carefully.
You may access the product supplement, underlier supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):
•	Product Supplement MLN-WF-2 dated March 27, 2026:
http://www.sec.gov/Archives/edgar/data/947263/000114036126011819/ef20068624_424b3.htm
Underlier Supplement dated February 26, 2025:
http://www.sec.gov/Archives/edgar/data/947263/000114036125006121/ef20044458_424b3.htm
•	Prospectus dated February 26, 2025:
http://www.sec.gov/Archives/edgar/data/947263/000119312525036639/d931193d424b5.htm
Our Central Index Key, or CIK, on the SEC website is 0000947263. As used in this pricing supplement, the “Bank,” “we,” “us,” or “our” refers to The Toronto-Dominion Bank and its subsidiaries.
We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity
Notes Linked to the Lowest Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the State Street® SPDR® S&P MIDCAP 400® ETF Trust due April 4, 2030

Estimated Value of the Notes
The final terms for the notes will be determined on the date the notes are initially priced for sale to the public, which we refer to as the pricing date, as indicated under “Terms of the Notes” herein, based on prevailing market conditions on the pricing date, and will be communicated to investors in the final pricing supplement.
The economic terms of the notes are based on our internal funding rate (which is our internal borrowing rate based on variables such as market benchmarks and our appetite for borrowing), and several factors, including any sales commissions expected to be paid to TDS or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the notes, estimated costs which we may incur in connection with the notes and an estimate of the difference between the amounts we pay to an affiliate of Wells Fargo Securities and the amounts that an affiliate of Wells Fargo Securities pays to us in connection with hedging your notes as described further under “Terms of the Notes—Agents” herein and “Risk Factors—Risks Relating To Hedging Activities And Conflicts Of Interest” in the accompanying product supplement. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the notes rather than the levels at which our benchmark debt securities trade in the secondary market is expected to have an adverse effect on the economic terms of the notes.
On the cover page of this pricing supplement, we have provided the estimated value range for the notes. The estimated value range was determined by reference to our internal pricing models which take into account a number of variables and are based on a number of assumptions, which may or may not materialize, typically including volatility, interest rates (forecasted, current and historical rates), price-sensitivity analysis, time to maturity of the notes, and our internal funding rate. For more information about the estimated value, see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Notes And Any Secondary Market” herein. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the notes rather than the levels at which our benchmark debt securities trade in the secondary market is expected, assuming all other economic terms are held constant, to increase the estimated value of the notes. For more information see the discussion under “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Notes And Any Secondary Market — The Estimated Value Of Your Notes Is Based On Our Internal Funding Rate.”
Our estimated value on the pricing date is not a prediction of the price at which the notes may trade in the secondary market, nor will it be the price at which the Agents may buy or sell the notes in the secondary market. Subject to normal market and funding conditions, the Agents or another affiliate of ours intends to offer to purchase the notes in the secondary market but it is not obligated to do so.
Assuming that all relevant factors remain constant after the pricing date, the price at which the Agents may initially buy or sell the notes in the secondary market, if any, may exceed our estimated value on the pricing date for a temporary period expected to be approximately 4 months after the issue date because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the notes and other costs in connection with the notes which we will no longer expect to incur over the term of the notes. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the notes and any agreement we may have with the distributors of the notes. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the issue date of the notes based on changes in market conditions and other factors that cannot be predicted.
We urge you to read the “Selected Risk Considerations” in this pricing supplement.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity
Notes Linked to the Lowest Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the State Street® SPDR® S&P MIDCAP 400® ETF Trust due April 4, 2030

Investor Considerations
The notes are not appropriate for all investors. The notes may be an appropriate investment for investors who:
■	seek exposure to any upside performance of the lowest performing Fund, without exposure to any decline in the lowest performing Fund, by:
■
participating in the upside performance of the lowest performing Fund if its ending price is greater than its starting price, subject to the maximum return at maturity of at least 54.10% (to be determined on the pricing date) of the principal amount; and

■	providing for the repayment of the principal amount at maturity regardless of the performance of the lowest performing Fund (subject to the credit risk of the Bank);
■	are willing to accept the risk that, if the ending price of the lowest performing Fund is less than or equal to its starting price, they will receive no positive return on the notes at maturity;
■	understand that the return on the notes will depend solely on the performance of the lowest performing Fund and that they will not benefit in any way from the performance of a better performing Fund;
■	understand that the notes are riskier than alternative investments linked to only one of the Funds or linked to a basket composed of each Fund;
■	are willing to forgo interest payments on the notes and dividends on the shares of any Fund and the securities held by any Fund; and
■	are willing to hold the notes until maturity.
The notes may not be an appropriate investment for investors who:
■	seek a liquid investment or are unable or unwilling to hold the notes to maturity;
■
are unwilling to accept the risk that the ending price of the lowest performing Fund may be less than or equal to its starting price, in which case they will receive no positive return on the notes at maturity;

■	seek uncapped exposure to the upside performance of the lowest performing Fund;
■
are unwilling to purchase notes with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

■	seek current income over the term of the notes;
■
seek exposure to a basket composed of each Fund or a similar investment in which the overall return is based on a blend of the performances of the Funds, rather than solely on the lowest performing Fund

■	are unwilling to accept the risk of exposure to the Funds;
■	seek exposure to the Funds but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the notes;
■	are unwilling to accept the credit risk of the Bank; or
■	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the notes are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the notes in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the notes. For more information about the Funds, please see the section titled “Information Regarding the Market Measures” below.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity
Notes Linked to the Lowest Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the State Street® SPDR® S&P MIDCAP 400® ETF Trust due April 4, 2030

Determining Payment at Stated Maturity
On the stated maturity date, you will receive a cash payment per note (the maturity payment amount) calculated as follows:
Step 1: Determine which Fund is the lowest performing Fund. The lowest performing Fund is the Fund with the lowest fund return.
Step 2: Calculate the maturity payment amount based on the fund return of the lowest performing Fund, as follows:

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity
Notes Linked to the Lowest Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the State Street® SPDR® S&P MIDCAP 400® ETF Trust due April 4, 2030

Selected Risk Considerations
The notes have complex features and investing in the notes will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the notes are summarized below, but we urge you to read the more detailed explanation of the risks relating to the notes generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the notes in light of your particular circumstances.
Risks Relating To The Notes Generally
You May Receive No Positive Return On Your Notes At Maturity.
Any positive return on the notes at maturity will depend on whether the ending price of the lowest performing Fund is greater than its starting price and the other terms of the notes. Because the price of the lowest performing Fund will be subject to market fluctuations, the ending price of the lowest performing Fund may be less than its starting price, in which case the maturity payment amount will be the principal amount per note at maturity. This is the case even if the price of the lowest performing Fund is greater than its starting price at certain times during the term of the notes.
Even if the ending price of the lowest performing fund is greater than its starting price, the maturity payment amount may only be slightly greater than the principal amount, and your yield on the notes may be less than the yield you would earn if you bought a traditional interest-bearing debt security of the Bank or another issuer with a similar credit rating with the same stated maturity date.
The Notes Do Not Pay Interest.
The notes will not pay any interest. Accordingly, you should not invest in the notes if you seek current income during the term of the notes.
You Will Be Required To Recognize Taxable Income On The Notes Prior To Maturity.
If you are a U.S. investor in a note that is treated as a “contingent payment debt instrument” for U.S. federal income tax purposes, you generally will be required to recognize taxable income with respect to the note prior to its maturity, even though you will not receive any payment on the notes prior to maturity. In addition, your gain, if any, with respect to such notes generally will be treated as ordinary income rather than capital gain. See “Material U.S. Federal Income Tax Consequences” below and in the accompanying product supplement.
Your Return Will Be Limited To The Maximum Return And May Be Lower Than The Return On A Direct Investment In The Lowest Performing Fund.
The opportunity to participate in the possible increases in the price of the lowest performing Fund through an investment in the notes will be limited because any positive return on the notes will not exceed the maximum return. Therefore, your return on the notes may be lower than the return on a direct investment in the lowest performing Fund.
The Notes Are Subject To The Market Risks Of Each Fund And Will Be Negatively Affected If Any Fund Performs Poorly, Even If Another Fund Performs Favorably.
You are subject to the market risks of each Fund. If any Fund performs poorly, you will be negatively affected, even if another Fund performs favorably. The notes are not linked to a basket composed of the Funds, where the better performance of a Fund could offset the poor performance of another. Instead, you are subject to the full risks of whichever Fund is the lowest performing Fund.  As a result, the notes are riskier than an alternative investment linked to only one of the Funds or linked to a basket composed of each Fund.  You should not invest in the notes unless you understand and are willing to accept the market risks of each Fund.
Your Return On The Notes Will Depend Solely On The Performance Of The Lowest Performing Fund, And You Will Not Benefit In Any Way From The Performance Of A Better Performing Fund.
Your return on the notes will depend solely on the performance of the lowest performing Fund. Although it is necessary for each Fund to close above its starting price in order for you to receive any positive return at maturity, you will not benefit in any way from the performance of the better performing Fund. The notes may underperform an alternative investment linked to a basket composed of the Funds, since in such case the performance of a better performing Fund would be blended with the performance of the lowest performing Fund, resulting in a better return than the return of the lowest performing Fund alone.
You Will Be Subject To Risks Resulting From The Relationship Among The Funds.
It is preferable from your perspective for the Funds to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the notes, you assume the risk that the Funds will not exhibit this relationship. The less correlated the Funds, the more likely it is that any one of the Funds will be performing poorly at any time over the term of the notes. All that is necessary for the notes to perform poorly is for one of the Funds to perform poorly; the performance of a better performing Fund is not relevant to your return on the notes. It is impossible to predict what the relationship among the Funds will be over the term of the notes. To the extent the Funds represent a different equity market, such equity markets may not perform similarly over the term of the notes.
The Calculation Day And The Stated Maturity Date Are Subject To Market Disruption Events And Postponements.
The calculation day, and therefore the maturity date, is subject to postponement in the case of a market disruption event or a non-trading day as described herein and in the accompanying product supplement.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity
Notes Linked to the Lowest Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the State Street® SPDR® S&P MIDCAP 400® ETF Trust due April 4, 2030

Risks Relating To An Investment In the Bank’s Debt Securities, Including The Notes
Investors Are Subject To The Bank’s Credit Risk, And The Bank’s Credit Ratings And Credit Spreads May Adversely Affect The Market Value Of The Notes.
Although the return on the notes will be based on the performance of the lowest performing Fund, the payment of any amount due on the notes is subject to the Bank’s credit risk. The notes are the Bank’s senior unsecured debt obligations. Investors are dependent on the Bank’s ability to pay all amounts due on the notes on the stated maturity date and, therefore, investors are subject to the credit risk of the Bank and to changes in the market’s view of the Bank’s creditworthiness. Any decrease in the Bank’s credit ratings or increase in the credit spreads charged by the market for taking the Bank’s credit risk is likely to adversely affect the market value of the notes. If the Bank becomes unable to meet its financial obligations as they become due, investors may not receive any amounts due under the terms of the notes.
Risks Relating To The Estimated Value Of The Notes And Any Secondary Market
The Estimated Value Of Your Notes Is Expected To Be Less Than The Original Offering Price Of Your Notes.
The estimated value of your notes on the pricing date is expected to be less than the original offering price of your notes. The difference between the original offering price of your notes and the estimated value of the notes reflects costs and expected profits associated with selling and structuring the notes, as well as hedging our obligations under the notes. Because hedging our obligations entails risks and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or a loss.
The Estimated Value Of Your Notes Is Based On Our Internal Funding Rate.
The estimated value of your notes on the pricing date is determined by reference to our internal funding rate. The internal funding rate used in the determination of the estimated value of the notes generally represents a discount from the credit spreads for our conventional, fixed-rate debt securities and the borrowing rate we would pay for our conventional, fixed-rate debt securities. This discount is based on, among other things, our view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for our conventional, fixed-rate debt, as well as estimated financing costs of any hedge positions, taking into account regulatory and internal requirements. If the interest rate implied by the credit spreads for our conventional, fixed-rate debt securities, or the borrowing rate we would pay for our conventional, fixed-rate debt securities were to be used, we would expect the economic terms of the notes to be more favorable to you. Additionally, assuming all other economic terms are held constant, the use of an internal funding rate for the notes is expected to increase the estimated value of the notes at any time.
The Estimated Value Of The Notes Is Based On Our Internal Pricing Models, Which May Prove To Be Inaccurate And May Be Different From The Pricing Models Of Other Financial Institutions.
The estimated value of your notes on the pricing date is based on our internal pricing models, which take into account a number of variables, such as our internal funding rate on the pricing date, and are based on a number of subjective assumptions, which are not evaluated or verified on an independent basis and may or may not materialize. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the notes may not be consistent with those of other financial institutions that may be purchasers or sellers of the notes in the secondary market. As a result, the secondary market price of your notes may be materially less than the estimated value of the notes determined by reference to our internal pricing models. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.
The Estimated Value Of Your Notes Is Not A Prediction Of The Prices At Which You May Sell Your Notes In The Secondary Market, If Any, And Such Secondary Market Prices, If Any, Will Likely Be Less Than The Original Offering Price Of Your Notes And May Be Less Than The Estimated Value Of Your Notes.
The estimated value of the notes is not a prediction of the prices at which the Agents, other affiliates of ours or third parties may be willing to purchase the notes from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your notes in the secondary market at any time, if any, may be based on pricing models that differ from our pricing models and will be influenced by many factors that cannot be predicted, such as market conditions and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the notes. Further, as secondary market prices of your notes take into account the levels at which our debt securities trade in the secondary market and do not take into account our various costs and expected profits associated with selling and structuring the notes, as well as hedging our obligations under the notes, secondary market prices of your notes will likely be less than the original offering price of your notes. As a result, the price at which the Agents, other affiliates of ours or third parties may be willing to purchase the notes from you in secondary market transactions, if any, will likely be less than the price you paid for your notes, and any sale prior to the stated maturity date could result in a substantial loss to you.
The Temporary Price At Which We May Initially Buy The Notes In The Secondary Market May Not Be Indicative Of Future Prices Of Your Notes.
Assuming that all relevant factors remain constant after the pricing date, the price at which the Agents may initially buy or sell the notes in the secondary market (if the Agents make a market in the notes, which they are not obligated to do) may exceed the estimated value of the notes on the pricing date, as well as the secondary market value of the notes, for a temporary period after the pricing date of the notes, as discussed further under “Estimated Value of the Notes”. The price at which the Agents may initially buy or sell the notes in the secondary market may not be indicative of future prices of your notes.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity
Notes Linked to the Lowest Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the State Street® SPDR® S&P MIDCAP 400® ETF Trust due April 4, 2030

The Agent Discount, Offering Expenses And Certain Hedging Costs Are Likely To Adversely Affect Secondary Market Prices.
Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the notes will likely be less than the original offering price. The original offering price includes, and any price quoted to you is likely to exclude, the underwriting discount paid in connection with the initial distribution, offering expenses as well as the cost of hedging our obligations under the notes. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction. In addition, because an affiliate of Wells Fargo Securities is to conduct hedging activities for us in connection with the notes, that affiliate may profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the dealer receives for the sale of the notes to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the dealer to sell the notes to you in addition to the compensation they would receive for the sale of the notes.
There May Not Be An Active Trading Market For The Notes — Sales In The Secondary Market May Result In Significant Losses.
There may be little or no secondary market for the notes. The notes will not be listed or displayed on any securities exchange or any electronic communications network. The Agents and their respective affiliates may make a market for the notes; however, they are not required to do so. The Agents and their respective affiliates may stop any market-making activities at any time. Even if a secondary market for the notes develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your notes in any secondary market could be substantial.
If you sell your notes before the stated maturity date, you may have to do so at a substantial discount from the principal amount irrespective of the price of the Funds, and as a result, you may suffer substantial losses.
If The Prices Of The Funds Or Their Constituents Change, The Market Value Of Your Notes May Not Change In The Same Manner.
Your notes may trade quite differently from the performance of Funds or the securities held by the Funds. Changes in the prices of the Funds or the securities held by the Funds generally or the lowest performing Fund specifically may not result in a comparable change in the market value of your notes. Even if the prices of the Funds increases above its starting price during the term of the notes, the market value of your notes may not increase by the same amount and could decline.
Risks Relating To The Funds
The Maturity Payment Amount Will Depend Upon The Performance Of The Funds And Therefore The Notes Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.
•
Investing In The Notes Is Not The Same As Investing In Any Market Measure. Investing in the notes is not equivalent to investing in any of the Funds. As an investor in the notes, your return will not reflect the return you would realize if you actually owned and held shares of the Funds or the securities held by the Funds for a period similar to the term of the notes because you will not receive any dividend payments, distributions or any other payments paid on those securities. As a holder of the notes, you will not have any voting rights or any other rights that holders of the Funds or the securities held by the Funds would have.

•	Historical Values Of A Market Measure Should Not Be Taken As An Indication Of The Future Performance Of Such Market Measure During The Term Of The Notes.
•	Changes That Affect A Fund Or Its Fund Underlying Index May Adversely Affect The Value Of The Notes And Any Payments On The Notes.
•	We, The Agents And Our Respective Affiliates Cannot Control Actions By Any Of The Unaffiliated Companies Whose Notes Are Included In A Fund Or Its Fund Underlying Index.
•
We And Our Affiliates And the Agents And Their Affiliates Have No Affiliation With Any Fund Sponsor Or Fund Underlying Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

•	An Investment Linked To The Shares Of A Fund Is Different From An Investment Linked To Its Fund Underlying Index.
•	There Are Management And Liquidity Risks Associated With A Fund.
•	Anti-dilution Adjustments Relating To The Shares Of A Fund Do Not Address Every Event That Could Affect Such Shares.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity
Notes Linked to the Lowest Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the State Street® SPDR® S&P MIDCAP 400® ETF Trust due April 4, 2030

The Notes May Be Subject To Non-U.S. Currency Exchange Rate Risk.
The constituent companies held by the iShares® MSCI EAFE ETF may be traded and quoted in non-U.S. currencies on non-U.S. markets. The prices of such constituent companies that are quoted and traded in a currency other than U.S. dollars are converted into U.S. dollars for purposes of calculating the price of the iShares® MSCI EAFE ETF. As a result, holders of the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which such constituent companies are denominated. The values of the currencies of such constituent companies may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. The price of the iShares® MSCI EAFE ETF will depend on the extent to which the relevant non-U.S. currencies, if any, strengthen or weaken against the U.S. dollar and the relative weight of each non-U.S. constituent company. If, taking into account such weighting, the U.S. dollar strengthens against the relevant non-U.S. currencies, the value of such constituent companies, and therefore the price of the iShares® MSCI EAFE ETF, will be adversely affected and the value of, and return on, the notes may decrease.
The U.K. Financial Conduct Authority and regulators from other countries are in the process of investigating the potential manipulation of published currency exchange rates. If such manipulation has occurred or is continuing, certain published exchange rates may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been. Any such manipulation could have an adverse impact on the market value of, and return on, your notes and the trading market for your notes. In addition, we cannot predict whether any changes or reforms affecting the determination or publication of exchange rates or the supervision of currency trading will be implemented in connection with these investigations. Any such changes or reforms could also adversely impact your notes.
The Notes Are Subject to Risks Associated With Non-U.S. Securities.
The notes are subject to risks associated with non-U.S. securities because the iShares® MSCI EAFE ETF includes constituent companies that are issued by non-U.S. companies. Market developments may affect non-U.S. companies differently from U.S. companies and direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. Securities issued by non-U.S. companies are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the applicable constituent companies include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.
The Notes Are Subject To Risks Associated With Small-Capitalization Companies.
The notes are subject to risks associated with small-capitalization companies because the constituent companies of the iShares® Russell 2000 ETF are considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore such index may be more volatile than an index in which a greater percentage of its constituents are issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.
The Notes Are Subject To Mid-Capitalization Stock Risks.
The Notes are subject to risks associated with mid-capitalization companies because the State Street® SPDR® S&P MIDCAP 400® ETF Trust is comprised of stocks of companies that may be considered mid-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and, therefore, may be more volatile than that in which a greater percentage of its constituents are issued by large-capitalization companies. Stock prices of mid-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of mid-capitalization companies may be thinly traded. In addition, mid-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Mid-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

Risks Relating To Hedging Activities And Conflicts Of Interest
•	Trading And Business Activities By The Bank Or Its Affiliates May Adversely Affect The Market Value Of, And Any Amount Payable On, The Notes.
•	There Are Potential Conflicts Of Interest Between You And The Calculation Agent.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity
Notes Linked to the Lowest Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the State Street® SPDR® S&P MIDCAP 400® ETF Trust due April 4, 2030

Risks Relating To Canadian And U.S. Federal Income Taxation
The Tax Consequences Of An Investment In The Notes Are Unclear.
Significant aspects of the U.S. federal income tax treatment of the notes are uncertain. You should read carefully the section entitled “Material U.S. Federal Income Tax Consequences” herein and in the product supplement. You should consult your tax advisors as to the tax consequences of your investment in the notes.
For a discussion of the Canadian federal income tax consequences of investing in the notes, please see the discussion herein under “Canadian Taxation” and the further discussion above under “Terms of the Notes”. If you are not a Non-resident Holder (as that term is defined under “Canadian Taxation” herein) for Canadian federal income tax purposes or if you acquire the notes in the secondary market, you should consult your tax advisors as to the consequences of acquiring, holding and disposing of the notes and receiving the payments that might be due under the notes.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity
Notes Linked to the Lowest Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the State Street® SPDR® S&P MIDCAP 400® ETF Trust due April 4, 2030

Hypothetical Examples and Returns
The payout profile, return table and examples below illustrate the maturity payment amount for a $1,000 principal amount note on a hypothetical offering of notes under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual starting price. The hypothetical starting price of $100.00 has been chosen for illustrative purposes only and does not represent the actual starting price for any Fund. The actual starting price for each Fund will be determined on the pricing date and will be set forth under “Terms of the Notes” above. For historical data regarding the actual closing prices of each Fund, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the notes for $1,000 per note. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual maturity payment amount and resulting pre-tax total rate of return will depend on the actual terms of the notes.
Upside Participation Rate:	100%
Hypothetical Maximum Return:	54.10% or $541.00 per note (based on the minimum possible maximum return)
Hypothetical Starting Price:	With respect to each Fund, $100.00

Hypothetical Payout Profile

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity
Notes Linked to the Lowest Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the State Street® SPDR® S&P MIDCAP 400® ETF Trust due April 4, 2030

Hypothetical Returns

Hypothetical ending price of the lowest performing Fund	Hypothetical fund return of the lowest performing Fund (1)	Hypothetical maturity payment amount per note	Hypothetical pre-tax total rate of return(2)
$160.00	60.00%	$1,541.00	54.10%
$155.00	55.00%	$1,541.00	54.10%
$154.10	54.10%	$1,541.00	54.10%
$150.00	50.00%	$1,500.00	50.00%
$140.00	40.00%	$1,400.00	40.00%
$130.00	30.00%	$1,300.00	30.00%
$120.00	20.00%	$1,200.00	20.00%
$110.00	10.00%	$1,100.00	10.00%
$100.00	0.00%	$1,000.00	0.00%
$95.00	-5.00%	$1,000.00	0.00%
$90.00	-10.00%	$1,000.00	0.00%
$80.00	-20.00%	$1,000.00	0.00%
$70.00	-30.00%	$1,000.00	0.00%
$60.00	-40.00%	$1,000.00	0.00%
$30.00	-70.00%	$1,000.00	0.00%
$15.00	-85.00%	$1,000.00	0.00%
$0.00	-100.00%	$1,000.00	0.00%
(1)
The fund return of the lowest performing Fund is equal to the percentage change of the lowest performing Fund from its starting price to its ending price (i.e., the ending price of the lowest performing Fund minus its starting price, divided by its starting price).

(2)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per note to the principal amount of $1,000.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity
Notes Linked to the Lowest Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the State Street® SPDR® S&P MIDCAP 400® ETF Trust due April 4, 2030

Hypothetical Examples
Example 1. The ending price of the lowest performing Fund is greater than its starting price, the maturity payment amount is greater than the principal amount and reflects a return that is less than the maximum return:
	Shares of the iShares® MSCI EAFE ETF	Shares of the iShares® Russell 2000 ETF	Shares of the State Street® SPDR® S&P MIDCAP 400® ETF Trust
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical ending price:	$110.00	$115.00	$130.00
Hypothetical fund return of the lowest performing Fund (ending price – starting price)/starting price	10.00%	15.00%	30.00%
Step 1: Determine which fund is the lowest performing Fund.
In this example, the iShares® MSCI EAFE ETF has the lowest fund return and is, therefore, the lowest performing Fund.
Step 2: Determine the maturity payment amount based on the fund return of the lowest performing Fund.
Because the hypothetical ending price of the lowest performing Fund is greater than its hypothetical starting price, the maturity payment amount per note would be equal to the principal amount of $1,000 plus a positive return equal to the lesser of:
(i)           $1,000 × fund return of the lowest performing Fund × upside participation rate
= $1,000 × 10.00% × 100%
= $100.00; and
(ii)          the maximum return of $541.00
On the stated maturity date, you would receive $1,100.00 per note.
Example 2. The ending price of the lowest performing Fund is greater than its starting price, the maturity payment amount is greater than the principal amount and reflects a return that is equal to the maximum return:
	Shares of the iShares® MSCI EAFE ETF	Shares of the iShares® Russell 2000 ETF	Shares of the State Street® SPDR® S&P MIDCAP 400® ETF Trust
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical ending price:	$160.00	$165.00	$170.00
Hypothetical fund return of the lowest performing Fund (ending price – starting price)/starting price	60.00%	65.00%	70.00%
Step 1: Determine which fund is the lowest performing Fund.
In this example, the iShares® MSCI EAFE ETF has the lowest fund return and is, therefore, the lowest performing Fund.
Step 2: Determine the maturity payment amount based on the fund return of the lowest performing Fund.
Because the hypothetical ending price of the lowest performing Fund is greater than its hypothetical starting price, the maturity payment amount per note would be equal to the principal amount of $1,000 plus a positive return equal to the lesser of:
(i)            $1,000 × fund return of the lowest performing Fund × upside participation rate
= $1,000 × 60.00% × 100%
= $600.00; and
(ii)           the maximum return of $541.00
On the stated maturity date, you would receive $1,541.00 per note, which is the maximum maturity payment amount.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity
Notes Linked to the Lowest Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the State Street® SPDR® S&P MIDCAP 400® ETF Trust due April 4, 2030

Example 3. The maturity payment amount is equal to the principal amount:
	Shares of the iShares® MSCI EAFE ETF	Shares of the iShares® Russell 2000 ETF	Shares of the State Street® SPDR® S&P MIDCAP 400® ETF Trust
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical ending price:	$40.00	$90.00	$135.00
Hypothetical fund return of the lowest performing Fund (ending price – starting price)/starting price	-60.00%	-10.00%	35.00%
Step 1: Determine which fund is the lowest performing Fund.
In this example, the iShares® MSCI EAFE ETF has the lowest fund return and is, therefore, the lowest performing Fund.
Step 2: Determine the maturity payment amount based on the fund return of the lowest performing Fund.
Because the hypothetical ending price of the lowest performing Fund is less than its hypothetical starting price, the maturity payment amount per note would equal the principal amount of the notes.
On the stated maturity date, you would receive $1,000.00 per note.
This example illustrates that the notes provide for the repayment of the principal amount at maturity even in scenarios in which the price of the of the lowest performing Fund declines significantly from its starting price to its ending price. In such a circumstance, however, the repayment of your principal amount at maturity will not compensate you for losses related to inflation or the value of money over time. All payments on the notes are subject to the credit risk of the Bank.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity
Notes Linked to the Lowest Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the State Street® SPDR® S&P MIDCAP 400® ETF Trust due April 4, 2030

Information Regarding the Market Measures
All disclosures contained in this document regarding each Fund, including, without limitation, its make-up, method of calculation, and changes in any securities held by each Fund, have been derived from publicly available sources. We have not undertaken an independent review or due diligence of any publicly available information with respect to any Fund. The information reflects the policies of, and is subject to change by, its respective investment adviser. No investment adviser has any obligation to continue to publish, and may discontinue publication of, the applicable Fund. None of the websites referenced in any Fund description below, or any materials included in those websites, is incorporated by reference into this document or any document incorporated herein by reference. We have not independently verified the accuracy or completeness of reports filed by any investment adviser with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.
Each Fund is registered under the Securities Act of 1933, the Investment Company Act of 1940, each as amended, and/or the Exchange Act. Companies with securities registered with the SEC are required to file financial and other information specified by the SEC periodically. Information filed by each Investment Adviser with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by each Fund can be located by reference to its SEC file number provided below.
The graphs below set forth the information relating to the historical performance of each Fund. The graphs below show the daily historical Closing Values of each Fund for the periods specified. We obtained the information regarding the historical performance of each Fund in the graphs below from Bloomberg Professional® service (“Bloomberg”). The Closing Values may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.
We have not independently verified the accuracy or completeness of the information obtained from Bloomberg. The historical performance of each Fund should not be taken as an indication of its future performance, and no assurance can be given as to the Final Value of any Fund. We cannot give you any assurance that the performance of the Funds will result in a positive return on your initial investment.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity
Notes Linked to the Lowest Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the State Street® SPDR® S&P MIDCAP 400® ETF Trust due April 4, 2030

The iShares® MSCI EAFE ETF
We have derived all information contained herein regarding the iShares® MSCI EAFE ETF (the “EFA Fund”) and the fund underlying index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the EFA Fund’s investment adviser, BlackRock Fund Advisors (“BFA” or the “investment adviser”) and the fund underlying index sponsor of the fund underlying index, as defined below.
The EFA Fund is one of the separate investment portfolios that constitute the iShares Trust (“iShares”). The EFA Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE® Index (the “fund underlying index”). The fund underlying index seeks to measure the equity market performance of developed markets outside of the U.S. and Canada. The fund underlying index was created by, and is calculated, maintained and published by, MSCI Inc. (the “fund underlying index sponsor”). The fund underlying index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the fund underlying index at any time. For more information on the fund underlying index, please see “Indices – The MSCI Indices– The MSCI EAFE® Index” in the underlier supplement.
Select information regarding the EFA Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the EFA Fund’s website. Expenses of the EFA Fund reduce the net asset value of the assets held by the EFA Fund and, therefore, reduce the value of the shares of the EFA Fund.
BFA uses a representative sampling strategy to manage the EFA Fund. “Representative sampling” is an indexing strategy that involves investing in a representative sample of the securities included in the fund underlying index that the investment adviser determines to collectively have an investment profile similar to that of the fund underlying index. The securities selected are intended to have, in the aggregate, investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the fund underlying index. The EFA Fund may or may not hold all of the securities that are included in the fund underlying index.
The EFA Fund will generally invest at least 80% of its assets in the securities of the fund underlying index and depositary receipts representing the securities of the fund underlying index. The EFA Fund also may invest the remainder of its assets in certain futures, options and swap contracts, cash and cash equivalents, including money market funds advised by BFA or its affiliates, as well as in securities not included in the fund underlying index, but which BFA believes will help the EFA Fund track the fund underlying index. The EFA Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in the stocks of a particular industry or group of industries to approximately the same extent that the fund underlying index is concentrated.
Shares of the EFA Fund are listed on the NYSE Arca under the ticker symbol “EFA”.
Information from outside sources including, but not limited to the prospectus related to the EFA Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the EFA Fund or the fund underlying index.
Information filed by iShares, Inc. with the SEC, including the prospectus for the EFA Fund, can be found by reference to its SEC file numbers: 333-92935 and 811-09729 or its CIK Code: 0001100663.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity
Notes Linked to the Lowest Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the State Street® SPDR® S&P MIDCAP 400® ETF Trust due April 4, 2030

Historical Information
We obtained the closing prices of the EFA Fund in the graph below from Bloomberg, without independent verification.
The following graph sets forth daily closing prices of the EFA Fund for the period from January 1, 2020 to March 25, 2026. The closing price on March 25, 2026 was $96.66. The historical performance of the EFA Fund should not be taken as an indication of the future performance of the EFA Fund, and no assurance can be given as to the closing price of the EFA Fund on any day during the term of the notes.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity
Notes Linked to the Lowest Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the State Street® SPDR® S&P MIDCAP 400® ETF Trust due April 4, 2030

The iShares® Russell 2000 ETF
We have derived all information contained herein regarding the iShares® Russell 2000 ETF (the “IWM Fund”) and the fund underlying index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the IWM Fund’s investment adviser, BlackRock Fund Advisors (“BFA” or the “investment adviser”) and the fund underlying index sponsor of the fund underlying index, as defined below.
The IWM Fund is one of the separate investment portfolios that constitute the iShares Trust (“iShares”). The IWM Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Russell 2000® Index (the “fund underlying index”). The fund underlying index seeks to measure the performance of the small-capitalization segment of the U.S. equity market. The fund underlying index is a subset of the Russell 3000® Index, which measures the performance of the largest 3,000 U.S. companies, and the fund underlying index is composed of the smallest 2,000 companies included in the Russell 3000® Index. The fund underlying index is calculated, maintained and published by, FTSE Russell (the “fund underlying index sponsor”). The fund underlying index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the fund underlying index at any time. For more information on the fund underlying index, please see “Indices – The Russell 2000® Index” in the underlier supplement.
BFA uses a representative sampling strategy to manage the IWM Fund. “Representative sampling” is an indexing strategy that involves investing in a representative sample of the securities included in the fund underlying index that the investment adviser determines to collectively have an investment profile similar to that of the fund underlying index. The securities selected are intended to have, in the aggregate, investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the fund underlying index. The IWM Fund may or may not hold all of the securities that are included in the fund underlying index.
The IWM Fund generally invests at least 80% of its assets in securities of the fund underlying index and in depositary receipts representing securities of the fund underlying index. The IWM Fund may invest the remainder of its assets in certain futures, options and swap contracts, cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates, as well as in securities not included in the fund underlying index, but which BFA believes will help track the fund underlying index. The IWM Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in the stocks of a particular industry or group of industries to approximately the same extent that the fund underlying index is concentrated.
Select information regarding the IWM Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the IWM Fund’s website. Expenses of the IWM Fund reduce the net asset value of the assets held by the IWM Fund and, therefore, reduce the value of the shares of the IWM Fund.
Shares of the IWM Fund are listed on the NYSE Arca under the ticker symbol “IWM”.
Information from outside sources including, but not limited to the prospectus related to the IWM Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the IWM Fund or the fund underlying index.
Information filed by iShares with the SEC, including the prospectus for the IWM Fund, can be found by reference to its SEC file numbers: 333-92935 and 811-09729 or its CIK Code: 0001100663.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity
Notes Linked to the Lowest Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the State Street® SPDR® S&P MIDCAP 400® ETF Trust due April 4, 2030

Historical Information
We obtained the closing prices of the IWM Fund in the graph below from Bloomberg, without independent verification.
The following graph sets forth daily closing prices of the IWM Fund for the period from January 1, 2020 to March 25, 2026. The closing price on March 25, 2026 was $251.82. The historical performance of the IWM Fund should not be taken as an indication of the future performance of the IWM Fund, and no assurance can be given as to the closing price of the IWM Fund on any day during the term of the notes.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity
Notes Linked to the Lowest Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the State Street® SPDR® S&P MIDCAP 400® ETF Trust due April 4, 2030

The State Street® SPDR® S&P MIDCAP 400® ETF Trust
We have derived all information contained herein regarding the State Street® SPDR® S&P MIDCAP 400® ETF Trust (the “MDY Trust”) and the fund underlying index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the sponsor of the MDY Trust, PDR Services LLC (the “sponsor” or its “investment adviser”), the trustee of the MDY Trust, The Bank of New York Mellon (the “trustee”), and the fund underlying index sponsor of the fund underlying index, as defined below.
The MDY Trust is a unit investment trust that issues securities called “units” of the MDY Trust, each of which represents a fractional undivided ownership interest in the MDY Trust. The MDY Trust seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P MidCap 400® Index™ (the “fund underlying index”). The fund underlying index is designed to measure the performance of 400 mid-sized companies in the U.S. equity market. The fund underlying index is calculated, maintained and published by, S&P Dow Jones Indices LLC (the “fund underlying index sponsor”). The fund underlying index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the fund underlying index at any time. The fund underlying index includes 400 mid-sized companies in various industries of the U.S. economy. The fund underlying index sponsor chooses companies for inclusion in the fund underlying index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of mid-sized companies in the U.S. equity market. The fund underlying index is calculated in the same manner as the S&P 500® Index as discussed under “Indices – The S&P 500® Index” in the underlier supplement.
The MDY Trust is not actively managed. The MDY Trust holds a portfolio of securities consisting of substantially all of the component common stocks, in substantially the same weighting, which comprise the fund underlying index. The trustee on a nondiscretionary basis adjusts the composition of the MDY Trust to conform to changes in the composition and/or weighting of securities in the fund underlying index. Although the MDY Trust may fail to own certain securities included in the fund underlying index at any particular time, the MDY Trust generally will be substantially invested in the securities included in the fund underlying index. The MDY Trust may or may not hold all of the securities that are included in the fund underlying index.
Select information regarding the MDY Trust’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the MDY Trust’s website. Expenses of the MDY Trust reduce the net asset value of the assets held by the MDY Trust and, therefore, reduce the value of the shares of the MDY Trust.
Shares of the MDY Trust are listed on the NYSE Arca under the ticker symbol “MDY”.
Information from outside sources including, but not limited to the prospectus related to the MDY Trust and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the MDY Trust or the fund underlying index.
Information filed by the MDY Trust with the SEC, including the prospectus for the MDY Trust, can be found by reference to its SEC file numbers: 033-89088 and 811-08972 or its CIK Code: 0000936958.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity
Notes Linked to the Lowest Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the State Street® SPDR® S&P MIDCAP 400® ETF Trust due April 4, 2030

Historical Information
We obtained the closing prices of the MDY Fund in the graph below from Bloomberg, without independent verification.
The following graph sets forth daily closing prices of the MDY Fund for the period from January 1, 2020 to March 25, 2026. The closing price on March 25, 2026 was $623.00. The historical performance of the MDY Fund should not be taken as an indication of the future performance of the MDY Fund, and no assurance can be given as to the closing price of the MDY Fund on any day during the term of the notes.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity
Notes Linked to the Lowest Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the State Street® SPDR® S&P MIDCAP 400® ETF Trust due April 4, 2030

Supplemental Discussion of Canadian Tax Consequences
The following section supersedes and replaces in its entirety the section of the product supplement under “Supplemental Discussion of Canadian Tax Consequences” and the section “Tax Consequences — Canadian Taxation” in the prospectus.
In the opinion of Osler, Hoskin & Harcourt LLP, special Canadian tax counsel to the Bank, the following is, as of the date hereof, a summary of certain Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Canadian Tax Act”) and Income Tax Regulations issued thereunder (the “Canadian Tax Regulations”) generally applicable to a holder who acquires beneficial ownership of a note pursuant to this pricing supplement, and who, for purposes of the Canadian Tax Act and any applicable income tax convention, at all relevant times, is not resident and is not deemed to be resident in Canada, and who, for purposes of the Canadian Tax Act, at all relevant times, (i) deals at arm’s length with the Bank and any Canadian resident (or deemed Canadian resident) to whom the holder disposes of the notes, (ii) is entitled to receive all payments (including any interest and principal) made on the notes as beneficial owner, (iii) is not, and deals at arm’s length with each person who is, a “specified shareholder” of the Issuer for purposes of the thin capitalization rules in the Canadian Tax Act, (iv) is not an entity in respect of which the Bank is a “specified entity” for purposes of the rules regarding “hybrid mismatch arrangements” (both as defined in the Canadian Tax Act), (v) holds the notes as capital property, (vi) does not use or hold and is not deemed to use or hold the notes in or in the course of carrying on a business in Canada and (vii) is not an insurer carrying on an insurance business in Canada and elsewhere (a “Non-resident Holder”).
This summary is based upon the current provisions of the Canadian Tax Act and the Canadian Tax Regulations in force as of the date hereof, all specific proposals to amend the Canadian Tax Act and the Canadian Tax Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (“CRA”) published in writing by the CRA prior to the date hereof. This summary is not exhaustive of all possible Canadian federal income tax considerations relevant to an investment in the notes and, except for the Tax Proposals, does not take into account or anticipate any changes in law or CRA administrative policies or assessing practices, whether by way of legislative, governmental or judicial decision or action, nor does it take into account or consider any other federal tax considerations or any provincial, territorial or non-Canadian tax considerations, which may differ materially from those discussed herein. While this summary assumes that the Tax Proposals will be enacted in the form proposed, no assurance can be given that this will be the case, and no assurance can be given that judicial, legislative or administrative changes will not modify or change the statements below.
This summary assumes that no amount paid or payable to a holder described herein will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Canadian Tax Act.
The following is only a general summary of certain Canadian non-resident withholding and other tax provisions which may affect a Non-resident Holder of the notes described in this pricing supplement. This summary is not, and is not intended to be, and should not be construed to be, legal or tax advice to any particular Non-resident Holder and no representation with respect to the income tax consequences to any particular Non-resident Holder is made. Persons considering investing in notes should consult their own tax advisors with respect to the tax consequences of acquiring, holding and disposing of notes having regard to their own particular circumstances.
Based in part on the published administrative position of the CRA, any amount in excess of the Principal Amount of a note paid or credited or deemed for purposes of the Canadian Tax Act to be paid or credited to a Non-resident Holder on the notes should not be subject to Canadian non-resident withholding tax. Should payments with respect to the notes become subject to such withholding tax, TD will withhold tax at the applicable statutory rate and will not make payments of any additional amounts.
GENERALLY, THERE ARE NO OTHER CANADIAN TAXES ON INCOME (INCLUDING TAXABLE CAPITAL GAINS) PAYABLE BY A NON-RESIDENT HOLDER UNDER THE CANADIAN TAX ACT SOLELY AS A CONSEQUENCE OF THE ACQUISITION, OWNERSHIP OR DISPOSITION OF A NOTE.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity
Notes Linked to the Lowest Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the State Street® SPDR® S&P MIDCAP 400® ETF Trust due April 4, 2030

Material U.S. Federal Income Tax Consequences
You should carefully review the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson, LLP, regarding the material U.S. federal income and certain estate tax consequences of owning and disposing of the notes.
Due to the absence of statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of notes with terms that are substantially the same as the notes, no assurance can be given that the Internal Revenue Service (“IRS”) or a court will agree with the tax treatment described herein. Pursuant to the terms of the notes, the Bank and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the notes as contingent payment debt instruments (“CPDI”) subject to taxation under the “noncontingent bond method”. If your notes are so treated, you should generally, for each accrual period, accrue original issue discount (“OID”) equal to the product of (i) the “comparable yield” (adjusted for the length of the accrual period) and (ii) the “adjusted issue price” of the notes at the beginning of the accrual period. This amount is ratably allocated to each day in the accrual period and is includible as ordinary interest income by a U.S. holder for each day in the accrual period on which the U.S. holder holds the CPDI, whether or not the amount of any payment is fixed or determinable in the taxable year, even though you will not receive any payments from us until maturity. Thus, the noncontingent bond method will result in recognition of income prior to the receipt of cash.
In general, the comparable yield of a CPDI is equal to the yield as of the issue date of the CPDI at which we would issue a fixed rate debt instrument with terms and conditions similar to those of the CPDI, including the level of subordination, term, timing of payments, and general market conditions. In general, because similar fixed rate debt instruments issued by us are traded at a price that reflects a spread above a benchmark rate, the comparable yield is the sum of the benchmark rate on the original issue date and the spread. However, a special rule provides that the comparable yield may not be less than the “applicable federal rate” published by the U.S. Department of the Treasury (the “Treasury”).
As the notes have only a single contingent payment at maturity, the adjusted issue price of each note at the beginning of each accrual period is equal to the issue price of the note plus the amount of OID previously includible in the gross income of the U.S. holder in respect of prior accrual periods.
In addition to the determination of a comparable yield, the noncontingent bond method requires the construction of a projected payment schedule. The projected payment schedule includes the projected amount for the contingent payment to be made under the CPDI, adjusted to produce the comparable yield. We have determined that the comparable yield for the notes is equal to [●]% per annum, compounded semi-annually, with a projected payment at maturity of $[●] based on an investment of $1,000. Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual contingent amount that we will pay on a note.
Based on this comparable yield, if you are an initial holder that holds a note until maturity and you calculate your taxes on a calendar year basis, we have determined that you would be required to report the following amounts as ordinary interest income from the note, not taking into account any positive or negative adjustments you may be required to take into account based on actual payments on such note:
Accrual Period	Interest Deemed to Accrue During Accrual Period (per $1,000 Note)	Total Interest Deemed to have Accrued from Original Issue Date (per $1,000 Note) as of End of Accrual Period
Original Issue Date through October 6, 2026	$[●]	$[●]
October 6, 2026 through April 6, 2027	$[●]	$[●]
April 6, 2027 through October 6, 2027	$[●]	$[●]
October 6, 2027 through April 6, 2028	$[●]	$[●]
April 6, 2028 through October 6, 2029	$[●]	$[●]
October 6, 2029 through Maturity Date	$[●]	$[●]

A U.S. holder of the notes is required to use our projected payment schedule to determine its interest accruals and adjustments, unless such holder determines that our projected payment schedule is unreasonable, in which case such holder must timely disclose its own projected payment schedule in connection with its U.S. federal income tax return and the reason(s) why it is not using our projected payment schedule.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity
Notes Linked to the Lowest Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the State Street® SPDR® S&P MIDCAP 400® ETF Trust due April 4, 2030

If the actual amount of the contingent payment at maturity is different from the amount reflected in the projected payment schedule, a U.S. holder is required to make adjustments in its OID accruals under the noncontingent bond method described above when that amount is paid. An adjustment arising from the contingent payment made at maturity that is greater than the assumed amount of such payment is referred to as a “positive adjustment”; an adjustment arising from the contingent payment at maturity that is less than the assumed amount of such payment is referred to as a “negative adjustment”. Any positive adjustment for a taxable year is treated as additional OID income of the U.S. holder. Any net negative adjustment reduces any OID on a note for the taxable year that would otherwise accrue. Any excess is then treated as a current-year ordinary loss to the U.S. holder to the extent of OID accrued in prior years. The balance, if any, to the extent that it has not previously been taken into account, reduces the amount realized upon a taxable disposition of the note.
In general, a U.S. holder’s basis in a CPDI is increased by any interest income previously accrued (determined without regard to adjustments due to differences between projected and actual payments) and decreased by the projected amounts of any payments previously made on the CPDI (without regard to actual amounts paid). Gain upon a sale, exchange, redemption, retirement or other disposition of the notes generally is treated as ordinary income. Loss, on the other hand, is treated as ordinary loss to the extent of the U.S. holder’s prior net OID inclusions (i.e., reduced by the total net negative adjustments previously allowed to the U.S. holder as an ordinary loss) and capital loss to the extent in excess thereof. However, the deductibility of a capital loss realized on the taxable disposition of a note is subject to limitations. Under the rules governing CPDIs, special rules would apply to a person who purchases notes at a price other than the adjusted issue price as determined for tax purposes.
A U.S. holder that purchases a note for an amount other than the public offering price of the note will be required to adjust its OID inclusions to account for the difference. These adjustments will affect the U.S. holder’s basis in the note. Reports to U.S. holders may not include these adjustments. U.S. holders that purchase notes at other than the issue price to public should consult their tax advisor regarding these adjustments.
Investors should consult their tax advisor with respect to the application of the CPDI provisions to the notes.
Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that your notes should be treated in the manner described above.
Non-U.S. Holders. If you are a non-U.S. holder, which is a beneficial owner of the notes that is not a U.S. holder (as defined in the accompanying product supplement), subject to Section 871(m) of the Code and Section 897 of the Code (each as discussed below) and FATCA (as discussed below and in the accompanying product supplement), you should generally not be subject to U.S. federal withholding tax with respect to payments on your notes or to generally applicable information reporting and backup withholding requirements with respect to payments on your notes if you comply with certain certification and identification requirements as to your non-U.S. status including providing us (and/or the applicable withholding agent) a properly executed and fully completed applicable IRS Form W-8. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a note generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.
Section 897. We will not attempt to ascertain whether the issuer of any Fund would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the notes should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and/or the notes were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a note upon a taxable disposition of the note to U.S. federal income tax on a net basis, and the gross proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and/or the notes as USRPI in light of their individual circumstances, including any other interest they may have in a relevant issuer.
Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.
Based on our determination that the notes are not “delta-one” with respect to the Funds, our special U.S. tax counsel is of the opinion that the notes should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the notes are set. If withholding is required, we or our agents, including WFS, will not make payments of any additional amounts.
Nevertheless, it is possible that your notes could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the Funds or your notes, and following such occurrence your notes could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the notes under these rules if you enter, or have entered, into certain other transactions in respect of the Funds or the notes.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity
Notes Linked to the Lowest Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the State Street® SPDR® S&P MIDCAP 400® ETF Trust due April 4, 2030

If you enter, or have entered, into other transactions in respect of the Funds or the notes, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your notes in the context of your other transactions.
Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the notes, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the notes.
FATCA. As discussed in the accompanying product supplement, FATCA generally imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S -source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes. Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules. If you are a non-U.S. holder, you should consult your tax advisor regarding the potential application of FATCA to the notes, including the availability of certain refunds or credits. If withholding is required, we (or our agents, including WFS) will not be required to pay additional amounts with respect to the amounts so withheld.
U.S. Federal Estate Tax Treatment of Non-U.S. Holders. The Notes may be subject to U.S. federal estate tax if an individual non-U.S. holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes holds the notes at the time of his or her death. The gross estate of a non-U.S. holder domiciled outside the U.S. includes only property situated in the U.S. Individual non-U.S.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity
Notes Linked to the Lowest Performing of the iShares® MSCI EAFE ETF, the iShares® Russell 2000 ETF and the State Street® SPDR® S&P MIDCAP 400® ETF Trust due April 4, 2030

Canadian Taxation
The following section supersedes and replaces in its entirety the section of the product supplement under “Supplemental Discussion of Canadian Tax Consequences” and the section “Tax Consequences — Canadian Taxation” in the prospectus.
In the opinion of Osler, Hoskin & Harcourt LLP, special Canadian tax counsel to the Bank, the following is, as of the date hereof, a summary of certain Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Canadian Tax Act”) and Income Tax Regulations issued thereunder (the “Canadian Tax Regulations”) generally applicable to a holder who acquires beneficial ownership of a note pursuant to this pricing supplement, and who, for purposes of the Canadian Tax Act and any applicable income tax convention, at all relevant times, is not resident and is not deemed to be resident in Canada, and who, for purposes of the Canadian Tax Act, at all relevant times, (i) deals at arm’s length with the Bank and any Canadian resident (or deemed Canadian resident) to whom the holder disposes of the notes, (ii) is entitled to receive all payments (including any interest and principal) made on the notes as beneficial owner, (iii) is not, and deals at arm’s length with each person who is, a “specified shareholder” of the Issuer for purposes of the thin capitalization rules in the Canadian Tax Act, (iv) is not an entity in respect of which TD is a “specified entity” for purposes of the rules regarding “hybrid mismatch arrangements” (both as defined in the Canadian Tax Act), (v) holds the notes as capital property, (vi) does not use or hold and is not deemed to use or hold the notes in or in the course of carrying on a business in Canada and (vii) is not an insurer carrying on an insurance business in Canada and elsewhere (a “Non-resident Holder”).
This summary is based upon the current provisions of the Canadian Tax Act and the Canadian Tax Regulations in force as of the date hereof, all specific proposals to amend the Canadian Tax Act and the Canadian Tax Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (“CRA”) published in writing by the CRA prior to the date hereof. This summary is not exhaustive of all possible Canadian federal income tax considerations relevant to an investment in the notes and, except for the Tax Proposals, does not take into account or anticipate any changes in law or CRA administrative policies or assessing practices, whether by way of legislative, governmental or judicial decision or action, nor does it take into account or consider any other federal tax considerations or any provincial, territorial or non-Canadian tax considerations, which may differ materially from those discussed herein. While this summary assumes that the Tax Proposals will be enacted in the form proposed, no assurance can be given that this will be the case, and no assurance can be given that judicial, legislative or administrative changes will not modify or change the statements below.
This summary assumes that no amount paid or payable to a holder described herein will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Canadian Tax Act. On January 29, 2026, the Department of Finance Canada released for consultation proposed amendments (the “January 29th Tax Proposals”) that would amend paragraph 18.4(3)(b) of the Canadian Tax Act and introduce other consequential amendments. This summary further assumes that the January 29th Tax Proposals will not apply to amounts payable to a holder in respect of a note. However, there can be no assurance in this regard. Investors should note that the January 29th Tax Proposals are highly complex, and there remains significant uncertainty as to their interpretation and application.
The following is only a general summary of certain Canadian non-resident withholding and other tax provisions which may affect a Non-resident Holder of the notes described in this pricing supplement. This summary is not, and is not intended to be, and should not be construed to be, legal or tax advice to any particular Non-resident Holder and no representation with respect to the income tax consequences to any particular Non-resident Holder is made. Persons considering investing in notes should consult their own tax advisors with respect to the tax consequences of acquiring, holding and disposing of notes having regard to their own particular circumstances.
Based in part on the published administrative position of the CRA, any amount in excess of the Principal Amount of a note paid or credited or deemed for purposes of the Canadian Tax Act to be paid or credited to a Non-resident Holder on the note should not be subject to Canadian non-resident withholding tax. Should payments with respect to the notes become subject to such withholding tax, TD will withhold tax at the applicable statutory rate and will not make payments of any additional amounts.
Generally, there are no other Canadian taxes on income (including taxable capital gains) payable by a Non-resident Holder under the Canadian Tax Act solely as a consequence of the acquisition, ownership or disposition of a note.